As filed with the Securities and Exchange Commission on April 15, 1998.
                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         AUTOMATIC DATA PROCESSING, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              22-1467904
        (STATE OR OTHER                                       (I.R.S. EMPLOYER
 JURISDICTION OF INCORPORATION)                              IDENTIFICATION NO.)

                                ONE ADP BOULEVARD
                           ROSELAND, NEW JERSEY 07068
                              PHONE: (973) 994-5000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                         TIME RESOURCE MANAGEMENT, INC.
                        1996 INCENTIVE STOCK OPTION PLAN
                              (Full title of plan)
                            ------------------------

                              JAMES B. BENSON, ESQ.
                  CORPORATE VICE PRESIDENT AND GENERAL COUNSEL
                                ONE ADP BOULEVARD
                           ROSELAND, NEW JERSEY 07068
                                 (973) 994-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:
                            RICHARD S. BORISOFF, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 373-3000
                            ------------------------


                         CALCULATION OF REGISTRATION FEE

============================================= ===================== ======================= ====================== =================
                                                     SHARES            PROPOSED MAXIMUM        PROPOSED MAXIMUM        AMOUNT OF
                  TITLE OF                            TO BE             OFFERING PRICE        AGGREGATE OFFERING     REGISTRATION
           SHARES TO BE REGISTERED                 REGISTERED            PER SHARE(1)              PRICE(1)               FEE
--------------------------------------------- --------------------- ----------------------- ---------------------- -----------------
Common Stock, $.10 par value per share.......         5,954                 $65.53               $390,165.62            $115.10
============================================= ===================== ======================= ====================== =================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales prices of the Common Stock on April 9, 1998 as reported on the New York Stock Exchange.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The documents containing the information specified in Part I of Form S-8 are not required to be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to the Note to Part I of Form S-8 and Rule 424 under the Securities Act of 1933 (the "Act"). The information required in the Section 10(a) prospectus is included in documents being maintained and delivered by Automatic Data Processing, Inc. (the "Company") as required by Part I of Form S-8 and by Rule 428 under the Act. The Company shall provide to participants in the Time Resource Management, Inc. 1996 Incentive Stock Option Plan a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by the Company with the Commission are incorporated herein by reference: (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997; (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1997 and December 31, 1997; and
(c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A under the Securities Exchange Act of 1934 (the "Exchange Act"), filed with the Commission on January 21, 1992, including all amendments and reports filed for the purpose of updating such description.

        All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4. DESCRIPTION OF SECURITIES.

        Not Applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the shares of the Company's Common Stock being registered pursuant hereto has been passed upon by James B. Benson, Esq., Corporate Vice President and General Counsel of the Company. Mr. Benson, a full-time employee of the Company, beneficially owns 42,459 shares of the Company's Common Stock.

        The consolidated financial statements of the Company and its subsidiaries incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Provision for indemnification of directors and officers is made in
Section 145 of the Delaware General Corporation Law.

        Article 5, Sections 3 and 4 of the Company's Amended Restated Certificate of Incorporation provide as follows:

               "The Corporation shall indemnify all directors and officers of the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Paragraph 145 thereof), as from time to time amended, and may purchase and maintain insurance on behalf of such directors and officers. In addition, the Corporation shall, in the manner and to the extent as the By-laws of the Corporation shall provide, indemnify to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Paragraph 145 thereof), as from time to time amended, such other persons as the By-laws shall provide, and may purchase and maintain insurance on behalf of such other persons."

               "A director of the Corporation shall not be held personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation existing at the time of, or for or with respect to any acts or omissions occurring prior to, such repeal or modification."

        Finally, Article 6, Section 1 of the Company's By-laws provides as follows:

               "Nature of Indemnity: The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she (x) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of any such employee or agent, in a manner he or she reasonably believed to be not in violation of any policies or directives of the Corporation, and
        (y) with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (i) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and

        (ii) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. The indemnification under this Section 1 shall apply to all directors and officers of the Corporation who sit on the boards of directors of non-profit corporations in keeping with the Corporation's philosophy."

               "The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful."

               As permitted by Section 145 of the General Corporation Law of the State of Delaware and the Company's Certificate and By-Laws, the Company also maintains a directors and officers liability insurance policy which insures, subject to certain exclusions, deductibles and maximum amounts, directors and officers of the Company against damages, judgments, settlements and costs incurred by reason of certain acts committed by such persons in their capacities as directors and officers.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

Item 8. EXHIBITS.

        4.1   Time Resource Management, Inc. 1996 Incentive Stock Option Plan
        4.2   Form of Stock Option Agreement
        4.3 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit (3)-#1 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995)
        4.4 By-Laws of the Company, as amended (incorporated by reference to Exhibit (3)-#2 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997)
        4.5 Form of the Company's Common Stock Certificate (incorporated by reference to Exhibit 4.4 to Company's Registration
              Statement on Form S-3 filed with the Commission on January
              21, 1992)
        5.1 Opinion of James B. Benson, Esq. as to the legality of the securities being registered hereby
       23.1   Consent of James B. Benson, Esq. (included in Exhibit 5.1)
       23.2   Consent of Deloitte & Touche LLP

Item 9. UNDERTAKINGS.

        (a) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (b) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (b)(1)(i) and (b)(1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseland, State of New Jersey, on the 15th day of April, 1998.

                                       AUTOMATIC DATA PROCESSING, INC.
                                               (Registrant)


                                       By: /s/ Arthur F. Weinbach
                                       --------------------------
                                       Arthur F. Weinbach
                                       President and Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, or amendment thereto, has been signed by the following persons in the capacities and on the dates indicated.



        Signature                      Title                           Date
        ---------                      -----                           ----

 /s/ Arthur F. Weinbach         President and Chief               April 15, 1998
 ----------------------         Executive Officer
    (Arthur F. Weinbach)        (Principal Executive Officer)


 /s/ Richard J. Haviland        Chief Financial Officer           April 15, 1998
 -----------------------        (Principal Financial Officer)
    (Richard J. Haviland)

 /s/ Josh S. Weston             Chairman of the Board             April 15, 1998
 ------------------
    (Josh S. Weston)

 /s/ Gary C. Butler             Director                          April 15, 1998
 ------------------
    (Gary C. Butler)


    (Joseph A. Califano, Jr.)   Director


    (Leon G. Cooperman)         Director


 /s/ George H. Heilmeier        Director                          April 15, 1998
 -----------------------
    (George H. Heilmeier)

    (Ann Dibble Jordan)         Director


 /s/ Harvey M. Krueger          Director                          April 15, 1998
 ---------------------
    (Harvey M. Krueger)


 /s/ Frederic V. Malek          Director                          April 15, 1998
 ---------------------
    (Frederic V. Malek)


 /s/ Henry Taub                 Director                          April 15, 1998
 --------------
    (Henry Taub)


    (Laurence A. Tisch)         Director